     Exhibit 25.1

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2) ☐
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

New York	95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street, Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)
SPIRIT AEROSYSTEMS, INC.
(Exact name of obligor as specified in its charter)

Delaware	20-2130528
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
SPIRIT AEROSYSTEMS HOLDINGS, INC.
(Exact name of obligor as specified in its charter)

Delaware	20-2436320
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Spirit AeroSystems Finance, Inc.
(Exact name of obligor as specified in its charter)

Delaware	76-0805773
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Spirit AeroSystems International Holdings, Inc.
(Exact name of obligor as specified in its charter)

Delaware	16-1748867
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Spirit AeroSystems Investco, LLC
(Exact name of obligor as specified in its charter)

Delaware	26-1672193
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Spirit AeroSystems North Carolina, Inc.
(Exact name of obligor as specified in its charter)

North Carolina	26-2948869
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Spirit AeroSystems Operations International, Inc.
(Exact name of obligor as specified in its charter)

Delaware	26-1663068
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

3801 South Oliver
Wichita, Kansas	67210
(Address of principal executive offices)	(Zip code)

7 1/2% Senior Notes Due 2017
and Guarantees of 7 1/2% Senior Notes Due 2017
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency — United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.
Items 3-15 Items 3-15 are not applicable because to the best of the trustee’s knowledge, the obligor is not in default under any Indenture for which the trustee acts as trustee.
16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-135006).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-135006).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-135006).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-135006).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE
     Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 24th day of November, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ Sharon McGrath
	Name:	Sharon McGrath
	Title:	Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business September 30, 2009, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands

ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,585
Interest-bearing balances	426
Securities:
Held-to-maturity securities	16
Available-for-sale securities	553,806
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	83,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,983
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Not applicable
Intangible assets:
Goodwill	852,858
Other Intangible Assets	251,145
Other assets	156,398

Total assets	$1,910,218

Dollar Amounts
in Thousands

LIABILITIES

Deposits:
In domestic offices	1,712
Noninterest-bearing	1,712
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	198,124
Total liabilities	468,527
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	316,907
Accumulated other comprehensive income	2,264
Other equity capital components	0
Total equity capital	1,441,691

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,910,210

      I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Vice President
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, VP	)